UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

Cognition Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40886	13-4365359
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2500 Westchester Ave. Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2025, Cognition Therapeutics, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may sell, from time to time, at its option, shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), through or to Jefferies, as sales agent or principal (the “ATM Offering”). Pursuant to the prospectus supplement (the “ATM Prospectus Supplement”) filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2025, the Company may sell up to an aggregate of $75,000,000 of shares of its Common Stock.

Any Shares to be offered and sold under the Sales Agreement will be issued and sold by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or in negotiated transactions, if authorized by the Company. On December 18, 2025, the Company filed the ATM Prospectus Supplement with the SEC in connection with the offer and sale of the Shares pursuant to the Sales Agreement. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares pursuant to the ATM Offering is attached as Exhibit 5.2 to the registration statement  on Form S-3, which was filed on December 18, 2025, and is incorporated by reference herein (the “Registration Statement”).

Subject to the terms of the Sales Agreement, Jefferies will use commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement. The Company will pay Jefferies a commission of 3.0% of the gross sales price per share of Common Stock sold under the Sales Agreement, if any. The Company has also agreed to provide Jefferies with customary indemnification rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 1.2 to the Registration Statement and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on December 23, 2022, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “Previous Sales Agreement”) with Cantor Fitzgerald & Co. and B. Riley Securities, Inc. (“B. Riley”) as sales agents, to sell, at the Company’s option, shares of the Company’s Common Stock (the “2022 ATM Program”). Pursuant to the registration statement on Form S-3 (File No. 333-168992) filed with the SEC on December 23, 2022, which was declared effective on January 3, 2023 (the “2022 Registration Statement”), and a prospectus supplement included therein, the Company could sell up to an aggregate of $40,000,000 of shares of its Common Stock (the “2022 ATM Shares”).

On December 16, 2025, the Company delivered written notice to B. Riley to terminate the Previous Sales Agreement, effective as of December 18, 2025, pursuant to Section 12(b) thereof. The Company is not subject to any termination penalties related to the termination of the Previous Sales Agreement. Prior to termination, up to approximately $12,500,000 of the 2022 ATM Shares remained available for sale pursuant to the Previous Sales Agreement. As a result of the termination of the Previous Sales Agreement, the Company will not offer or sell any shares under the 2022 ATM Program.

A copy of the Previous Sales Agreement was filed as Exhibit 1.2 to the 2022 Registration Statement. The description of the Previous Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Previous Sales Agreement filed as Exhibit 1.2 to the 2022 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.
Date: December 18, 2025
	By:	/s/ Lisa Ricciardi
	Name:	Lisa Ricciardi
	Title:	President and Chief Executive Officer